For Additional Information:

CytRx Corporation: Ed Umali Director of Corporate Communications (310) 826-5648, ext. 309 eumali@cytrx.com	Investor Relations Contacts: Lippert/Heilshorn & Associates Jody Cain (jcain@lhai.com) Bruce Voss (bvoss@lhai.com) (310) 691-7100

CytRx Corporation Reports First Quarter Financial Results

LOS ANGELES (May 16, 2005) – CytRx Corporation (Nasdaq: CYTR), a biopharmaceutical company engaged in the development and commercialization of human therapeutics primarily in the area of small molecules and ribonucleic acid interference (RNAi), today reported financial results for the quarter ended March 31, 2005.

“This has been a very busy and productive period,” said CytRx President and CEO Steven A. Kriegsman. “Among our achievements, we completed a financing that supports our planned entry into Phase II clinical trials with our lead compound arimoclomol. More recently, arimoclomol was granted orphan drug designation by the U.S. Food and Drug Administration (FDA) for the treatment of amyotrophic lateral sclerosis, also known as ALS or Lou Gehrig’s disease. In the quarter, we made substantial progress toward our planned initiation of a Phase II clinical trial for arimoclomol, which further marks CytRx’s maturation into a drug development company.”

Mr. Kriegsman noted, “Also, in collaboration with University of Massachusetts Medical School (UMMS) and Advanced Bioscience Laboratories (ABL), we moved ahead in a Phase I clinical trial using a DNA-based HIV vaccine technology, and enrollment in the study was completed approximately six months ahead of schedule.”

Review of Financial Results
For the first quarter of 2005, CytRx reported a net loss of $3.5 million, or $(0.07) per share, compared with a net loss of $3.8 million, or $(0.11) per share, for the comparable period in 2004.

Research and development (R&D) expenses were $1.9 million in the first quarter of 2005, compared with $2.3 million for the corresponding period in 2004. The decline in R&D expenses relates to a $1.1 million non-cash charge related to consulting services that was incurred in the first quarter of 2004 for which there was no corresponding expense incurred in the first quarter of 2005. This was substantially off-set during the first quarter of 2005 by our increased support of research activities conducted by UMMS, increased research and development activities occurring at CytRx Laboratories and preparatory activities associated with our planned initiation of our Phase II clinical trial for arimoclomol.

General and administrative expenses remained relatively unchanged at $1.7 million for the first quarters of 2005 and 2004. During the first quarter of 2005, the Company expensed $239,000 of common stock, stock options and warrants for general and administrative services compared with $454,000 for the corresponding period in 2004.

As of March 31, 2005, cash, cash equivalents and short-term investments totaled $19.5 million, compared with $3.0 million at December 31, 2004. Working capital was $17.7 million at March 31, 2005, compared with $1.3 million at December 31, 2004.

2005 and Recent Highlights
Highlights of the first three months of 2005 include the following:

•	CytRx substantially increased its liquid assets during the quarter through a private placement of 17,334,494 shares of its common stock, with net proceeds of $19.4 million. The company also issued five year warrants to purchase an additional 8,667,247 shares of common stock at an exercise price of $2.00 per share. The Company plans to use these funds to advance its clinical development of its lead compounds and fund its operations.

•	UMMS investigators completed enrollment and began inoculating the final group of volunteers in a Phase I clinical trial using a DNA-based HIV vaccine technology. The HIV vaccine was developed by UMMS and ABL and funded by a grant of approximately $16 million from the National Institute of Allergy and Infectious Diseases part of the National Institutes of Health. The HIV vaccine is licensed exclusively to CytRx by UMMS and ABL.

•	The Office of Orphan Products Development of the U.S. Food and Drug Administration (FDA) granted orphan drug status designation to the Company’s lead small molecule drug candidate, arimoclomol, for ALS.

•	CytRx continued with plans to file an IND with the FDA during the second quarter to its planned Phase II clinical trial using its compound arimoclomol for the treatment of ALS.

About CytRx Corporation

CytRx Corporation is a biopharmaceutical research and development company engaged in the development of products, primarily in the area of small molecules and ribonucleic acid interference (RNAi), in a variety of therapeutic categories. The Company owns three clinical-stage compounds based on its small molecule molecular “chaperone” co-induction technology, as well as a targeted library of 500 small molecule drug candidates that may be used to screen for new drug candidates. The Company expects to enter a Phase II clinical trial with its lead orally-administered small molecule drug candidate, arimoclomol, for the treatment of ALS (Lou Gehrig’s disease). CytRx also has a broad-based strategic alliance with the University of Massachusetts Medical School (UMMS) to develop novel compounds in the areas of ALS, obesity, type 2 diabetes and cytomegalovirus (CMV) using RNAi technology. CytRx also licensed from UMMS the rights to a DNA-based HIV vaccine technology currently in a Phase I clinical trial. The Company has a research program with

Massachusetts General Hospital, Harvard University’s teaching hospital, to use RNAi technology to develop a drug for the treatment of ALS. For more information, visit CytRx’s Web site at www.cytrx.com.

Forward-Looking Statements

     This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the early stage of CytRx’s diabetes, obesity, CMV and ALS research, the need for future clinical testing of any RNAi-based products and small molecules that may be developed by CytRx, uncertainties regarding the scope of the clinical testing that may be required by regulatory authorities for its molecular chaperone co-induction drug candidates and other products and the outcomes of those tests, the significant time and expense that will be incurred in developing any of the potential commercial applications for CytRx’s RNAi technology or small molecules, CytRx’s need for additional capital to fund its ongoing working capital needs, including ongoing research and development expenses related to its molecular chaperone co-induction drug candidates, risks relating to the enforceability of any patents covering CytRx’s products and to the possible infringement of third party patents by those products, and the impact of third party reimbursement policies on the use of and pricing for CytRx’s products. Additional uncertainties and risks are described in CytRx’s most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on Form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

[Tables to Follow]

CytRx Corporation
Condensed Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
	2005	2004
Cash and short-term investments	$19,522,000	$3,000,000

Prepaids and other assets	631,000	1,000,000

Total Current assets	20,153,000	4,000,000

Non-current assets	1,152,000	1,049,000

Total assets	$21,305,000	$5,049,000

Current Liabilities	$2,457,000	$2,735,000

Non-current liabilities	514,000	548,000

Total liabilities	2,971,000	3,283,000

Minority interest	132,000	171,000

Shareholders equity	18,202,000	1,595,000

Total liabilities and stockholders’ equity	$21,305,000	$5,049,000

Working capital	$17,696,000	$1,265,000

CytRx Corporation
Condensed Consolidated Statement of Operations
(unaudited)

	Quarter ended March 31,
	2005	2004
Revenues	$2,000	$100,000

Research and Development Expenses	1,914,000	2,262,000

General and administrative expenses	1,695,000	1,670,000

	3,609,000	3,932,000

Loss before other income	(3,607,000)	(3,832,000)

Other income	81,000	58,000

Net loss	$(3,526,000)	$(3,774,000)

Loss per share of common stock	$(0.07)	$(0.11)

Weighted average shares outstanding	53,325,092	34,215,007